Exhibit 10(xiv)

Nucor Corporation

2003 Form 10-K

AMENDMENT NO. 1

NUCOR CORPORATION SENIOR OFFICERS

LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “Plan”) is made and adopted on February 25, 2004 by NUCOR CORPORATION, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company has adopted the Plan; and

WHEREAS, the Company desires to amend the Plan to provide that fractional shares of stock shall not be included in any Restricted Stock Performance Award under the Plan; and

WHEREAS, in Section 5.1 of the Plan, the Company, by action of the Board of Directors, reserved the right to amend the Plan; and

WHEREAS, the Board of Directors of the Company has taken action authorizing and approving the amendments to the Plan provided herein.

NOW THEREFORE, the Company does hereby declare that Section 4.2 of the Plan is amended by deleting the third sentence thereof in its entirety and by substituting the following two sentences in lieu thereof:

The remaining fifty percent (50%) of the shares comprising the Eligible Employee’s Performance Award shall be rounded down to the next lower whole number of shares. Such whole number of shares shall constitute the Eligible Employee’s “Restricted Stock Performance Award” and shall be delivered to the Eligible Employee, unless the Eligible Employee makes an election in accordance with Section 4.3 to defer payment of the Restricted Stock Performance Award.

Except as expressly or by necessary implication amended by this Amendment No. 1, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the day and year first above written.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby

Name:	Terry S. Lisenby
Title:	Executive Vice President, Treasurer and Chief Financial Officer